Exhibit 99(a)(1)(D)

NOTICE OF GUARANTEED DELIVERY

Regarding the Offer
by
MADISON HARBOR BALANCED STRATEGIES, INC.

To Purchase for Cash 2,060 of Its Issued and Outstanding Shares at a
Purchase Price Equal to 90% of Net Asset Value at September 30, 2007

This form must be used to accept the Offer (as defined below) if a shareholder’s certificates for Shares are not immediately available or if time will not permit the Letter of Transmittal and other required documents to reach the transfer agent, Citigroup Fund Services (the “Citigroup”), on or before the Expiration Date. Each term used in this form that is not otherwise defined herein shall have the meaning specified in the Offer to Purchase dated           , 2007. This form may be delivered by hand, overnight courier or mail to Citigroup at the appropriate address set forth below and must bear original signatures (not photocopies or facsimiles). Tenders using this form may be made only by or through an Eligible Institution as defined in Section 4(b) of the Offer to Purchase.

Citigroup Fund Services
Attn: Dan Engelhardt
2 Portland Square
Portland, ME 04101

Citigroup Telephone Number to Confirm Receipt of Notices:
1-866-348-6466

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS
OTHER THAN AS SET FORTH ABOVE
DOES NOT CONSTITUTE VALID DELIVERY.

Ladies and Gentlemen:

The undersigned hereby tenders to Madison Harbor Balanced Strategies, Inc. (the “Fund”), upon the terms and subject to the conditions set forth in its Offer to Purchase dated          , 2007 and the related Letter of Transmittal (which together with any amendments or supplements thereto collectively constitute the “Offer”), receipt of which are hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedures set forth in Section 4(c) of the Offer to Purchase.

(Please Print Except for Signature(s))

Number of Shares Tendered:	Name(s) of Record Holder(s):
Certificate Nos. (if available):	Telephone Number, including Area Code:
Dated: , 2007	Signature(s):
Individual(s)	Entity:
Name of Firm:
Authorized Signature:
Name:
Title:

2

GUARANTEE

The undersigned, an Eligible Institution as defined in Section 4(b) of the Offer to Purchase, hereby, with respect to the Shares tendered hereby pursuant to the guaranteed delivery procedures set forth in Section 4(c) of the Offer to Purchase: (a) represents that the person(s) named on the previous page “own(s)” such Shares within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended; (b) represents that the tender of such Shares complies with Rule 14e-4; and (c) guarantees to deliver to Citigroup certificates representing such Shares, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal with any required signature guarantees and any other required documents prior to 5:00 P.M. Eastern Time on the third business day after the date of execution of this Guarantee.

(Please Print Except for Signature)

Name of Firm:
Authorized Signature:
Name:
Title:
Address (Include Zip Code):
Telephone Number, including Area Code:
Dated: , 2007